Exhibit 10.01

Execution Version

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), is dated as of July 29, 2008, by and among Concur Technologies, Inc., a Delaware corporation (the “Company”), and American Express Travel Related Services Company, Inc., a New York corporation (the “Investor”) and a wholly-owned subsidiary of American Express Company, a New York corporation (“Parent”).

BACKGROUND

A. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B. The Investor wishes to purchase, and the Company wishes to sell and issue to the Investor, upon the terms and subject to the conditions stated in this Agreement, (i) an aggregate of up to 6,400,000 shares of the Common Stock (as adjusted by any stock split, dividend or other distribution, recapitalization or similar event, the “Shares”) and (ii) warrants to purchase an aggregate of up to 1,280,000 shares of Common Stock (the “Warrants”) in the form attached hereto as Exhibit B, which Warrants shall be exercisable immediately and have an exercise price equal to $39.27 per share (“Exercise Price”) and a term of exercise of two (2) years from and after the Closing (as defined below).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Alliance Agreement” means the Alliance Agreement entered into between the Company and the Investor on the date hereof, including all exhibits, schedules and annexes thereto, as amended and/or restated from time-to-time.

“Applicable Law” collectively means any and all laws, rules, regulations, and governmental, judicial or administrative decrees, orders and decisions that are applicable to the Company or any of its Subsidiaries, this Agreement, the other Transaction Documents, including the U.S. Gramm-Leach-Bliley Act of 1999, as amended, and the regulations promulgated under such Act, the U.S. Fair Credit Reporting Act of 1970, as amended, or any regulations or guidelines promulgated under such Act, the U.S. Bank Secrecy Act, orders and guidelines of the Office of Foreign Assets Control and the USA Patriot Act, and any other applicable data protection, privacy, consumer protection or confidentiality laws or regulations (including the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets).

“Board” has the meaning set forth in Section 2.2.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by Applicable Law to remain closed.

“Change of Control of the Company” means a change in ownership or control of the Company effected through any of the following transactions: (a) a merger, consolidation or other reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the Persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (b) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets; or (c) the closing of any transaction or series of transactions to which any Person or any group of Persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the Exchange Act becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 or the Exchange Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of transactions, whether such transaction involves a directly issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders.

“Change of Control of the Investor” means a change in ownership or control of the Investor effected through any of the following transactions: (a) a merger, consolidation or other reorganization approved by the Investor’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the Persons who beneficially owned the Investor’s outstanding voting securities immediately prior to such transaction; (b) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Investor’s assets; or (c) the closing of any transaction or series of transactions to which any Person or any group of Persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the Exchange Act becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 or the Exchange Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Investor’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of transactions, whether such transaction involves a directly issuance from the Investor or the acquisition of outstanding securities held by one or more of the Investor’s existing stockholders.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date and time of the Closing and shall be on such date and time as is mutually agreed to by the Company and the Investor.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Fenwick & West LLP, counsel to the Company.

“Company Plans” has the meaning set forth in Section 3.1(k).

“Competing Bid” shall mean an offer by the Investor or any Investor Controlled Entity, Parent Entity, Affiliate of the Investor or any 13D Group of which the Investor or any of its Affiliates is a member to acquire Voting Stock of the Company that, if consummated, would result in a Change of Control of the Company or the acquisition of all or substantially all of the Company’s assets; provided that such offer (i) is made during a process described in Section 4.11 or (ii) follows a publicly announced offer by any Person (other than the Investor or any Investor Controlled Entity, Parent Entity, Affiliate of the Investor or any 13D Group of which the Investor or any of its Affiliates is a member) that, if consummated, would result in a Change of Control of the Company during such time as such offer is effective.

“Disclosure Letter” has the meaning set forth in the lead-in paragraph to Article III.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effectiveness Period” has the meaning set forth in Section 6.1(b).

“Equity Securities” has the meaning set forth in Section 7.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Securities” has the meaning set forth in Section 7.5.

“Exercise Price” has the meaning set forth in the Background.

“GAAP” has the meaning set forth in Section 3.1(h).

“HSR Act” has the meaning set forth in Section 3.1(e).

“Indemnified Party” has the meaning set forth in Section 6.4(c).

“Indemnifying Party” has the meaning set forth in Section 6.4(c).

“Insolvent” has the meaning set forth in Section 3.1(i).

“Intellectual Property” means any and all rights, title and interest in and to all proprietary rights arising under the Applicable Laws of the United States, any other jurisdiction or any treaty regime or international convention, including without limitation: (i) patents and patent continuations, divisionals, reexaminations, substitutions and reissues; (ii) trademarks, service marks, corporate names, trade names, service names, brands, trade dress, designs, logos and Internet domain names, and the goodwill associated therewith; (iii) copyrights, works of authorship, moral rights, data and database rights; (iv) trade secrets, know-how, innovations, concepts, research and development, and inventions (whether or not patentable or reduced to practice); and (v) all applications, extensions, renewals or translations and other derivative work of the foregoing in sub-clauses (i) through (iv).

“Investor” has the meaning set forth in the Preamble.

“Investor Controlled Entity” shall mean an entity of which the Investor collectively owns or controls, directly or indirectly, not less than a majority of the outstanding voting power entitled to vote in the election of directors of such entity (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity).

“Investor Director” has the meaning set forth in Section 4.5.

“Lien” means, with respect to any asset, any pledge, lien, collateral assignment, security interest, encumbrance, right of first refusal, mortgage, deed of trust, title retention, conditional sale or other security arrangement, or adverse claim of title.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable attorneys’ fees.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity, or enforceability of any of the Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (iii) a material adverse effect on the Company’s ability to perform on a timely basis its obligations under any of the Transaction Documents.

“Material Permits” has the meaning set forth in Section 3.1(m).

“Non-Voting Convertible Securities” means any securities of the Company that are convertible into, exchangeable for or otherwise exercisable to acquire Voting Stock of the Company, including convertible securities, warrants, rights or options to purchase Voting Stock of the Company.

“Parent Entity” shall mean any entity that owns, directly or indirectly, at least a majority of the outstanding voting power entitled to vote in the election of directors of the Investor.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, incorporated or unincorporated association, joint stock company, unincorporated organization, a government or any department, subdivision or agency thereof, or other entity of any kind.

“Plan of Distribution” has the meaning set forth in Section 6.1(a).

“Preferred Stock” means the preferred stock of the Company, par value $0.001 per share.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, or a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Price” has the meaning set forth in Section 2.1.

“Purchase Rights” has the meaning set forth in Section 7.1.

“Registrable Securities” means the Shares and the Warrant Shares issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means each registration statement filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Regulation D” has the meaning set forth in the Background.

“Rights Agreement” means that certain Rights Agreement dated as of April 20, 2001, by and between the Company and Wells Fargo N.A., as amended and/or restated from time-to-time.

“Rule 144,” “Rule 144(c),” “Rule 415,” and “Rule 424” means Rule 144, Rule 144(c), Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” has the meaning set forth in the Background.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means, collectively, the Shares, the Warrants and the Warrant Shares.

“Securities Act” has the meaning set forth in the Background.

“Shares” has the meaning set forth in the Background.

“Subsidiary” means any direct or indirect subsidiary of the Company.

“Total Current Voting Power” shall mean, with respect to any entity, at the time of determination of Total Current Voting Power, the total number of votes which may be cast in the election of members of the board of directors of the corporation if all securities entitled to vote in the election of such directors are present and voted (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity).

“Trading Day” means (a) any day on which the Securities are listed or quoted and traded on their primary Trading Market, or (b) if trading ceases to occur on any Trading Market, any Business Day.

“Trading Market” means the over-the-counter market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, and the Warrants.

“Transfer Agent” means Wells Fargo or any successor transfer agent for the Company.

“Voting Stock” means shares of Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board.

“Warrants” has the meaning set forth in the Background.

“Warrant Shares” means the shares of Common Stock to be issued upon exercise of the Warrants (as adjusted by any stock split, dividend or other distribution, recapitalization or similar event).

“13D Group” means any group of Persons that would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D or Schedule 13G with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

ARTICLE II

PURCHASE AND SALE

2.1 Purchase and Sale of the Shares and Warrants. Subject to the terms and conditions of this Agreement, the Investor hereby agrees to purchase, and the Company hereby agrees to sell and issue to the Investor, the Shares and Warrants as set forth opposite the Investor’s name on Exhibit A for the aggregate purchase price (the “Purchase Price”) set forth opposite the Investor’s name on Exhibit A.

2.2 Closing.

(a) At the Closing, the Company shall deliver to the Investor (i) the Shares and Warrants, registered in the name of the Investor as indicated on Exhibit A; (ii) a legal opinion from Company Counsel in the form set forth on Exhibit D; (iii) a certificate, in the form set forth on Exhibit E-1, executed by the secretary of the Company and dated as of the Closing Date, as to the Certificate of Incorporation, by-laws, foreign qualification, incumbency of the Company’s officers and good standing of the Company and the resolutions adopted by the Company’s Board of Directors (the “Board”) authorizing the transactions contemplated by the Transaction Documents; and (iv) the Alliance Agreement.

(b) At the Closing, the Investor shall deliver to the Company (i) the Purchase Price to the Company by wire transfer of immediately available funds to an account specified by the Company in writing, (ii) a certificate, in the form set forth on Exhibit E-2, executed by the secretary of the Investor and dated as of the Closing Date, as to the certificate of incorporation, by-laws, foreign qualification, incumbency of any officer of Investor signing any Transaction Document and good standing of the Investor and the resolutions adopted by the Investor’s board of directors authorizing the transactions contemplated by the Transaction Documents and, (iii) the Alliance Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as disclosed in the SEC Reports filed since January 1, 2006 (but excluding all disclosures contained in the exhibits to such SEC Reports and the schedules to such exhibits, excluding the “Risk Factors” section contained in such SEC Reports, and excluding forward-looking statements identifying risks and uncertainties that are not historical facts contained in such SEC Reports) or the Disclosure Letter delivered by the Company to the Investor concurrently with the execution hereof (the “Disclosure Letter”), the Company hereby represents and warrants to the Investor as follows:

(a) Subsidiaries. The Company has no Subsidiaries other than those listed on Section 3.1(a) of the Disclosure Letter. Except as disclosed in Section 3.1(a) of the Disclosure Letter, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. Each of the Company and its Subsidiaries is an entity duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation or by-laws or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its officers, the Board or its stockholders. The issuance of the Shares, the Warrants and the Warrant Shares do not require the approval of the stockholders of the Company. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other Applicable Laws of general application relating to or affecting the enforcement of creditors rights generally; and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, by-laws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) result in a violation of any Applicable Law, except, in the case of clause (ii) or (iii), to the extent that such conflict or violation has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents or the consummation of the transactions contemplated hereby and thereby, other than (i) the filing of notice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”), (ii) the filings required to comply with the Company’s registration obligations hereunder, (iii) the application(s) to each Trading Market for the listing of the shares of Common Stock purchased pursuant to this Agreement and the Warrant Shares for trading thereon in the time and manner required thereby, and (iv) filings required under applicable U.S. federal and state securities laws.

(f) The Securities. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive rights, rights of first refusal, or similar rights of stockholders. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and upon exercise of the Warrants.

(g) Capitalization. As of July 25, 2008, the aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) consists of (i) 60,000,000 authorized shares of Common Stock, with 42,980,671 shares of Common Stock outstanding; (ii) 5,000,000 shares of Preferred Stock, consisting of 400,000 shares designated as “Series A Junior Participating Preferred Stock,” none of which are outstanding; (iii) no shares of Common Stock, on a diluted basis, reserved for issuance upon the exercise of outstanding warrants; and (iv) 5,277,116 shares of Common Stock, reserved for issuance upon the exercise of outstanding employee stock options and/or restricted stock units. Since July 25, 2008, the Company has not issued or granted, as applicable, any capital stock, options or other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company). All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws and regulations. Except as disclosed in this Section 3.1(g) or in Section 3.1(g) of the Disclosure Letter, the Company does not have outstanding any other options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Preferred Stock or Common Stock, or securities or rights convertible or exchangeable into shares of Preferred Stock or Common Stock. Except for the Rights Agreement there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, based solely on an examination of Schedules 13D and Schedules 13G on file with the SEC, except pursuant to this Agreement, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act) or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of five percent (5%) of the outstanding Common Stock.

(h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act since January 1, 2006, including pursuant to Sections 13(a) or 15(d) of the Exchange Act, or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Such reports required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, together with any materials filed or furnished by the Company under the Securities Act and the Exchange Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Disclosure Letter, the “Disclosure Materials”. As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject that are required to be filed with the SEC or identified on the SEC Reports are included as part of or identified in the SEC Reports.

(i) No Change. Except as otherwise disclosed in the SEC Reports, since September 30, 2007, (A) there has been no event, occurrence or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, (B) the Company has not incurred any liabilities (contingent or otherwise) other than those arising from operations in the ordinary course of business consistent with past practice, and (C) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock other than pursuant to the Company’s stock repurchase plan described in the SEC Reports. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company believe that its creditors intend to initiate involuntary bankruptcy Proceedings or have any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not Insolvent (as hereinafter defined) as of the date hereof, and will not be Insolvent after giving effect to the transactions contemplated hereby to occur at the applicable Closing. For purposes of this Section 3.1(i), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(j) Litigation. Except as disclosed in Section 3.1(j) of the Disclosure Letter or the SEC Reports, there is no Proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of its properties that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation involving the Company or, to the knowledge of the Company, any current or former director or officer of the Company. Except as disclosed in the Disclosure Letter, neither the Company nor any Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no Proceeding by the Company or any Subsidiary currently pending or which the Company or any Subsidiary intends to initiate that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k) Key Employees. There are no currently effective employment contracts, offer letters containing economic terms, consulting agreements, deferred compensation arrangements, bonus plans, incentive plans, profit sharing plans, retirement agreements or other employee compensation plans or agreements (“Company Plans”) containing terms and conditions that would result in the material payment to any employee or former employee of the Company or any of its Subsidiaries of any material money or other property or the acceleration, vesting or provision of any other material rights or benefits to any employee or former employee of the Company or any of its Subsidiaries by virtue of the issuance of the Securities pursuant to this Agreement (either alone or upon the occurrence of any other event).

(l) Registration Rights and Voting Rights. Except as required pursuant to Article VI of this Agreement, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued that have not expired or been satisfied. To the knowledge of the Company, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

(m) Compliance with Laws; Permits. Neither the Company nor any of its Subsidiaries is, or since January 1, 2006 has been, in violation of any Applicable Law in respect of the conduct of its business or the ownership of its properties, which violation has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports (“Material Permits”), except where the failure to possess such permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Material Permit, the revocation or modification of which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Offering Valid. Assuming the accuracy of the representations and warranties of the Investor contained in Section 3.2 hereof, the offer, sale and issuance of the Common Stock, the Warrants, and the Warrant Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(o) Private Placement. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any Applicable Law or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market in a manner which would require any stockholder approval.

(p) Illegal Payments. The Company and its Subsidiaries have not, and to the knowledge of the Company, no director, officer, agent or employee of the Company or any of its Subsidiaries has paid, caused to be paid, or agreed to pay, directly or indirectly, in connection with the business of the Company (i) to any government or agency thereof, any agent or any supplier or customer, any bribe, kickback or other similar payment; (ii) any contribution to any political party or candidate (other than from personal funds of directors, officers, agents or employees not reimbursed by their respective employers), except as otherwise permitted by Applicable Law; or (iii) intentionally established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose, except as otherwise permitted by Applicable Law. To the knowledge of the Company, none of the Company or any of its Subsidiaries (i) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or on any other similar list maintained by the Office of Foreign Assets Control pursuant to any authorizing statute, executive order or regulation; (ii) is otherwise a party with whom, or has its principal place of business or the majority of its business operations (measured by revenues) located in a country in which, transactions are prohibited by (A) United States Executive Order 13224, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism; (B) the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001; (C) the United States Trading with the Enemy Act of 1917, as amended; (D) the United States International Emergency Economic Powers Act of 1977, as amended or (E) the foreign asset control regulations of the United States Department of the Treasury; (iii) has been convicted of or charged with a felony relating to money laundering or (iv) is under investigation by any Person for money laundering.

(q) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) required to be paid in connection with the sale and transfer of the shares of Common Stock to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all Applicable Laws imposing such taxes will be or will have been complied with fully.

(r) Placement Agent’s Fees. Except for Deutsche Bank Securities and Credit Suisse, the Company has not employed any broker, investment banker, finder or other Person in a similar capacity and has not incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker, investment banker, finder or other Person in a similar capacity has acted, directly or indirectly, for the Company or any of its Subsidiaries, in connection with this Agreement or the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement.

(s) Application of Takeover Protections. Except as described in Section 3.1(s) of the Disclosure Letter, there is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the Applicable Laws of its state of incorporation or otherwise, that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

(t) Intellectual Property. The Company or one of its Subsidiaries owns all rights, title and interest in, or has legally obtained all necessary rights and licenses to use for all purposes currently required by the Company and its Subsidiaries, all Intellectual Property of the Company and its Subsidiaries. Since January 1, 2003, the Company has not received a written notice that the Company or any of its Subsidiaries violates or infringes the Intellectual Property of any Person. To the knowledge of the Company, all Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries is valid and enforceable and there is, and since January 1, 2003 has been, no existing infringement by another Person of any of the Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company is in material compliance with all license contracts in favor of the Company relating to, and there are no infringement or misappropriation actions pending or, to the knowledge of the Company, threatened against the Company with respect to, any software owned by the Company or licensed to the Company and incorporated in the Company’s products and services. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company maintains policies and procedures regarding data security, website and internet security, privacy, and the use of data that are commercially reasonable; and, in any event, the Company is in material compliance with the Company’s obligations under Applicable Law and contractual obligations with respect to such matters. To the knowledge of the Company, there has been no breach or violation of any Company website, database or security policy or any unauthorized access to, or use of, any data used in the businesses of Company or of any third party’s proprietary or confidential information which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2003, no allegation relating to an improper use or disclosure, or a breach in the security of, any such information has been made or threatened against the Company which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, there are no viruses, worms, Trojan horses, self help code or similar programs which would restrict the proper use or access to any material software used by the Company which has had a Material Adverse Effect. All material databases, hardware, and software currently used by the Company perform in substantial compliance with applicable specifications and the Company has no knowledge of any operating problems which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect in the use thereof. To the knowledge of the Company, the business of the Company does not constitute unfair competition or trade practices and the Company has not engaged and does not engage in any false or misleading advertising practices under the Applicable Laws of any jurisdiction in which the Company operates or markets any of its products or services.

3.2 Representations, Warranties and Covenants of the Investor. The Investor hereby represents and warrants to the Company as follows:

(a) Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by the Investor of the Securities hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of the Investor. This Agreement has been duly executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other Applicable Laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies. The Investor is not required to obtain any consent, waiver, authorization or order of, give notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Investor of the Transaction Documents or the consummation of the transactions contemplated hereby and thereby, other than (i) the filing of notice under the HSR Act, and (ii) filings required under applicable U.S. federal and state securities laws.

(b) No Public Sale or Distribution. The Investor is (i) acquiring the Common Stock and the Warrants and (ii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and the Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(c) Investor Status. At the time the Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Investor understands that it must bear the economic risk of this investment in the Securities, and is able to bear such risk and is able to afford a complete loss of such investment.

(e) Access to Information. The Investor acknowledges that it has had access to the Disclosure Materials and information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment. No information, inquiry, or investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f) Restricted Securities. The Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor has been advised or is aware that it may be deemed to be an “affiliate” of the Company within the meaning of the Securities Act following the execution of this Agreement.

(g) Placement Agent’s Fees. Except for Lazard LLC, the Investor has not employed any broker, investment banker, finder or other Person in a similar capacity or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker, investment banker, finder or other Person in a similar capacity has acted, directly or indirectly, for the Company or any of its Subsidiaries, in connection with this Agreement or the transactions contemplated hereby. The Investor shall pay, and hold the Company harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the purchase of the Securities pursuant to this Agreement.

(h) Litigation. There is no Proceeding pending or, to the Investor’s knowledge, threatened against the Investor or any subsidiary or any of its properties which in any manner challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

(i) No Ownership of Company Securities. As of the date of this Agreement, neither the Investor, nor any Investor Controlled Entity, Parent Entity, Affiliate of the Investor (other than any officer or director of the Investor and/or Parent) or any 13D Group of which the Investor or any of its Affiliates is a member, beneficially owns any shares of Common Stock, or any other equity securities of the Company, or any options, warrants or other rights to acquire equity securities of the Company or any other securities convertible into equity securities of the Company. Since March 1, 2008, neither the Investor, nor any Investor Controlled Entity, Parent Entity, Affiliate of the Investor (other than any officer or director of the Investor and/or Parent) or any 13D Group of which the Investor or any of its Affiliates is a member, has purchased, sold, transferred, made any short sale of, granted any option for the purchase of, or entered into any hedging or similar transaction with the same economic effect as a sale of, any equity securities or any options, warrants or other rights to acquire equity securities of the Company.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Investor covenants that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the Transfer Agent requests such legal opinion, any transfer of Securities by the Investor to an Affiliate of the Investor, provided that (i) the transferee certifies to the Company that it is an “accredited investor,” as defined in Rule 501(a) under the Securities Act and (ii) the transferee agrees in writing to be subject to the terms and conditions of this Agreement.

(b) The Investor agrees to the imprinting, so long as is required by this Section 4.1(b), of the following legends on any certificate evidencing any of the Securities in addition to any other legends required by the Rights Agreement:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR

SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

THESE SECURITIES ARE SUBJECT TO TRANSFER RESTRICTIONS AS SET FORTH IN A CERTAIN SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT.

Certificates evidencing Securities shall not be required to contain the legends set forth above (i) following any sale of such Securities pursuant to a Registration Statement covering the resale of the Securities is effective under the Securities Act; (ii) following any sale of such Securities pursuant to Rule 144 if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the Securities have been sold under Rule 144; (iii) if the Securities are eligible for sale under Rule 144(b)(1); or (iv) if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the staff of the SEC). The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(b) unless required by Applicable Law.

(c) The Company will not object to and shall permit (except as prohibited by Applicable Law) the Investor to pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities (provided that the Securities are part of a basket of securities being pledged or for which a security interest is being granted and that the Securities do not exceed 15% of the fair market value of such securities at the time of pledge or grant of the security interest), and if required under the terms of such agreement, loan or arrangement, the Company will not object to and shall permit (except as prohibited by Applicable Law) the Investor to transfer pledged or secured Securities to the pledges or secured parties. Except as required by Applicable Law, such a pledge or transfer would not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. The Investor will provide the Company with reasonably prompt written notice of such a pledge. The Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between the Investor and its pledgee or secured party. At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the

Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Provided that the Company is in compliance with the terms of this Section 4.1(c), the Company’s indemnification obligations pursuant to Section 6.4 shall not extend to any Proceeding or Losses arising out of or related to this Section 4.1(c).

4.2 Furnishing of Information. During the time a Registration Statement is required to be effective, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of the Investor, the Company shall deliver to the Investor a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as the Investor owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Securities under Rule 144. The Company further covenants that it will take such further action as the Investor may reasonably request, all to the extent necessary from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3 Integration. The Company shall not, and shall use its commercially reasonably efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investor or that would be integrated with the offer or sale of the Securities such that approval of the stockholders of the Company would be required pursuant to the rules and regulations of any Trading Market.

4.4 Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations to issue Warrant Shares under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Warrant Shares under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

4.5 Board Representation. Immediately following the Closing, the Company covenants and agrees that it will take all steps necessary to appoint one (1) individual, designated by the Investor and reasonably acceptable to the Company, to the Board (the “Investor Director”), who will initially be Ed Gilligan. The Company agrees that it will reimburse the Investor Director for reasonable costs and expenses in attending Board meetings in accordance with the Company’s policies for all directors. For so long as the Investor owns at least 10% of the outstanding Common Stock and the Alliance Agreement has not been terminated and is still in effect, (a) the Investor shall have the right to nominate one (1) individual to be the Investor Director, designated by the Investor and reasonably acceptable to the Company, as a member of the Board’s recommended slate of directors, for election to the Board, (b) the Company will recommend the election of such individual and will solicit proxies in favor of the election of such individual and not in favor of any candidate running against such individual, and (c) in the event of a vacancy in the slot on the Board for the Investor Director, the Board will promptly fill such vacancy with a candidate designated by the Investor and reasonably acceptable to the Company. The Company will not nominate a representative of an Other Payment Solution Provider (as defined in the Alliance Agreement) to the Board for so long as the Alliance Agreement has not been terminated and is still in effect.

4.6 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on a Trading Market, and as soon as reasonably practicable following the Closing (but not later than the one year anniversary of the closing) to list the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares and the Warrant Shares, and will take such other action as is necessary or desirable in the reasonable opinion of the Investor to cause the Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws or rules of such Trading Market.

4.7 Anti-Takeover Provisions. If any control share acquisition, business combination, poison pill (including any distribution under a rights agreement (including the Rights Agreement)) or other similar anti-takeover provision under the Company’s charter documents or the Applicable Laws of its state of incorporation or otherwise, that is or would reasonably be expected to become applicable to the Investor as a result of the Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities, shall become applicable to the transactions contemplated by the Transaction Documents, the Company and the Board shall use commercially reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by the Transaction Documents may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby. In furtherance of the foregoing, as of the Closing Date, the Board will have amended the Rights Agreement in order to permit the transactions contemplated herein, such that the Investor shall be excepted from the operation of the Rights Agreement to the extent that the Investor (including any Investor Controlled Entity, any Parent Entity, any Affiliate of the Investor (other than any officer or director of the Investor and/or Parent) and any 13D Group of which the Investor or any of its Affiliates is a member) does not beneficially own more than 15.2% of the Company’s outstanding shares of Common Stock. Notwithstanding anything to the contrary, the Company will have no obligation to further amend the Rights Agreement in the event the Investor (including any Investor Controlled Entity, any Parent Entity, any Affiliate of the Investor (other than any officer or director of the Investor and/or Parent) and any 13D Group of which the Investor or any of its Affiliates is a member) at any time beneficially owns more than 15.2% of the Company’s outstanding shares of Common Stock, but in no event shall this 15.2% limitation affect the Investor’s ability to hold the Shares, the Warrants and the Warrant Shares.

4.8 Voting. During such time as the Alliance Agreement is in effect, each of the Investor, any Investor Controlled Entity, any Parent Entity, any Affiliate of the Investor (other than any officer or director of the Investor and/or Parent) and any 13D Group of which the Investor or any of its Affiliates is a member shall vote all Common Stock of the Company they hold in each vote of the Company’s stockholders, at the Investor’s sole discretion, either (i) in the manner recommended by the Board or (ii) in proportion to the votes cast by the other holders of shares of Common Stock; provided that this Section 4.8 shall not apply to proposals seeking approvals of the Company’s stockholders with respect to (A) mergers and acquisitions or similar transactions that would result in a Change of Control of the Company or any issuance of securities that represent, or when exercised or converted would represent, 20% or more of the voting power of the Company to an Other Payment Solution Provider (as defined in the Alliance Agreement) or (B) amendments to the Company’s Certificate of Incorporation or by-laws that directly conflict with the rights of the Investor under this Agreement or the Alliance Agreement, or that directly affect the Investor by naming the Investor specifically in such amendment. With respect to votes of the Company’s stockholders relating to the election of members of the Board, each of the Investor, any Investor Controlled Entity, any Parent Entity, any Affiliate of the Investor (other than any officer or director of the Investor and/or Parent) and any 13D Group of which the Investor or any of its Affiliates is a member shall vote all Common Stock of the Company they hold in favor of the Investor Director and the other individuals recommended by the Board for election to the Board. During such time as the Alliance Agreement is in effect, the Investor agrees to take such actions as may be reasonably necessary to ensure that any Common Stock held by the Investor, any Investor Controlled Entity, any Parent Entity, any Affiliate of the Investor (other than any officer or director of the Investor and/or Parent) and any 13D Group of which the Investor or any of its Affiliates is a member are present for any vote of the Company’s stockholders for purposes of establishing a quorum with respect to such vote.

4.9 Standstill; Required Sales.

(a) The Investor agrees that during such time as the Alliance Agreement is in effect, neither the Investor, nor any Investor Controlled Entity, Parent Entity, Affiliate of the Investor (other than any officer or director of the Investor and/or Parent) or any 13D Group of which the Investor or any of its Affiliates is a member shall directly or indirectly:

(i) except at the specific written request of the Company or pursuant to a Competing Bid, propose to enter into, directly or indirectly, any merger or business combination involving the Company or any of its subsidiaries or divisions;

(ii) otherwise act, alone or in concert with others, to seek to control the management, Board or policies of the Company; provided that the actions of the Investor Director in connection with serving on the Board shall be deemed to not violate this clause (ii);

(iii) enter into any joint venture, securities lending or option agreement, put or call, guarantee of loans, guarantee of profits or division of losses or profits, contract, arrangement or understanding with any Person with respect to any securities of the Company or any Subsidiary of the Company;

(iv) except as permitted by clause (i) of this Section 4.9(a), acquire additional shares of Voting Stock without the consent of the Board if the effect of such acquisition would be to increase the percentage of Total Current Voting Power of the Company represented by all Voting Stock beneficially owned by the Investor, any Investor Controlled Entity or any Affiliate of the Investor (other than any officer or director of the Investor and/or Parent) and any 13D Group of which the Investor or any of its Affiliates is a party, including any Voting Stock issuable upon the exercise of any Non-Voting Convertible Securities, to more than 15.2% of the Company’s outstanding shares of Common Stock;

(v) solicit or participate in the solicitation of proxies with respect to any Voting Stock, or seek to advise or influence any person with respect to the voting of any Voting Stock (other than as otherwise provided or contemplated by this Agreement); provided that this clause (v) shall not apply to proposals with respect to the matters described in clauses (A) and (B) of the proviso at the end of the first sentence of Section 4.8 and shall not apply to the actions of the Investor Director in his or her capacity as such;

(vi) deposit any Voting Stock in a voting trust or, except as otherwise provided or contemplated herein, subject any Voting Stock to any arrangement or agreement with any third party with respect to the voting of such Voting Stock;

(vii) join a 13D Group (other than a group comprising solely of the Investor and its Affiliates) for the purpose of acquiring, holding, voting or disposing of Voting Stock or Non-Voting Convertible Securities;

(viii) unless and until the Investor fully exercises the Warrants or the term of the Warrants has expired, own or control more than 13.0% of the outstanding Common Stock unless acquired from the Company;

(ix) except at the specific written request of the Company or pursuant to a Competing Bid, take any action which might require the Company to make a public announcement regarding the possibility of a business combination or merger involving the Company or any of its subsidiaries or divisions;

(x) disclose any intention, plan or arrangement inconsistent with the foregoing;

(xi) advise, assist or encourage any other Persons in connection with any of the foregoing; or

(xii) request that the Company (or its respective directors, officers, affiliates, employees or agents), directly or indirectly, amend or waive any provision of this Section 4.9(a).

Notwithstanding anything to the contrary in this Agreement, (i) the prohibitions in this Article IV shall not affect the Investor’s ability to hold the Shares, the Warrants and the Warrant Shares, (ii) the prohibitions in this Section 4.9(a) shall not prevent the Investor from making an offer to the Board to acquire all of the outstanding shares of the Company or proposing to the Company any other strategic transaction, so long as such offer or proposal is not publicly disclosed, (iii) in the event that it shall be publicly announced or disclosed that the

Company has entered into a Change of Control of the Company transaction, that the Company has received an unsolicited offer (determined to be bona fide by the Board in good faith) for a majority of the outstanding shares of capital stock of the Company or for the sale of the Company or substantially all of its assets at any time, the Investor shall be released from compliance with the terms of this Section 4.9(a) for the pendency of such transaction, offer or process, and (iv) this Section 4.9(a) shall not prevent the Investor from taking any action in connection with participating in any sale process described in Section 4.11.

(b) In the event that the Investor or any Investor Controlled Entity, Parent Entity, Affiliate of the Investor (other than any officer or director of the Investor and/or Parent) or any 13D Group of which the Investor or any of its Affiliates is a member purchases or otherwise acquires shares of Common Stock, the Investor will provide written notice to the Company of the number of shares so purchased or acquired as required by Applicable Law. In the event that the Company becomes aware that the Investor (together with any Investor Controlled Entity, Parent Entity, Affiliate of the Investor (other than any officer or director of the Investor and/or Parent) or any 13D Group of which the Investor or any of its Affiliates is a member) exceeds the ownership limitations under Section 4.9(a), the Company will promptly provide written notice to the Investor. Following delivery of such notice, at the option of the Company, the Investor must either (i) sell shares of Common Stock to the Company, as soon as reasonably practicable after it receives notice thereof from the Company, at the closing price of the Common Stock on a Trading Market on the day prior to the date on which the Investor receives such notice, or (ii) sell such shares to a third party as soon as reasonably practicable after receiving such notice in accordance with Section 4.10, in each case to cause the Investor’s holdings (together with the holdings of any Investor Controlled Entity, Parent Entity, Affiliate of the Investor (other than any officer or director of the Investor and/or Parent) or any 13D Group of which the Investor or any of its Affiliates is a member) not to exceed such ownership limitations. If the Investor violates the provisions of clause (iv) or clause (viii) of Section 4.9(a), the sole and exclusive remedy of the Company shall be to require (including through an action seeking specific performance under Section 8.14) the Investor to sell such shares of Common Stock that exceed the ownership limitations under such clauses of Section 4.9(a) pursuant to the preceding sentence either to the Company or a third party, together with direct damages including reasonable attorney’s fees and expenses incurred directly by the Company in connection with enforcing its rights under this Section 4.9(b).

4.10 Lock-Up. From and after the Closing until (A) the first anniversary of the Closing in the case of the Shares and (B) the later of the first anniversary of the Closing or six months after the date on which the Warrants are exercised for Warrant Shares in the case of the Warrant Shares, the Investor hereby agrees not to (i) sell, transfer or otherwise dispose of, directly or indirectly, any Shares or Warrant Shares or (ii) enter into any swap or other arrangement that transfers to another Person any of the economic consequences of ownership of Shares or Warrant Shares, except to the Company, in response to a tender or exchange offer for the Common Stock (other than a tender or exchange offer by the Investor, any Investor Controlled Entity, any Parent Entity, any Affiliate of the Investor or any 13D Group of which the Investor or any of its Affiliates is a member) or as part of a transaction in which all outstanding shares of Common Stock of the Company are converted into or exchanged for other consideration and is approved by the stockholders of the Company. Thereafter, until the date on which the Investor (including any Investor Controlled Entity, any Parent Entity, any Affiliate of

the Investor (other than any officer or director of the Investor and/or Parent) or any 13D Group of which the Investor or any of its Affiliates is a member) owns less than 3.5% of the voting power of the Company, the Investor may transfer any Shares or Warrant Shares in the following circumstances: (i) in broker transactions pursuant to Rule 144, (ii) in block sales, pursuant to Rule 144 to any Person who would not own or control more than 5% of the voting power of the Company, (iii) pursuant to privately negotiated transactions to any Person who would not own or control more than 5% of the voting power of the Company, (iv) pursuant to a public offering as long as the Investor does not knowingly sell shares of Common Stock to any Person who would own more than 5% of the voting power of the Company, (v) transfers to Affiliates of the Investor in accordance with the terms of this Agreement, provided that such Affiliate agrees to be bound by the terms of this Agreement, (vi) conversions of shares of Common Stock into other classes of Common Stock without change of holder, (vii) to the Company in connection with share repurchases by the Company, (viii) in response to a tender or exchange offer for the Common Stock (other than a tender or exchange offer by the Investor, any Investor Controlled Entity, any Parent Entity, any Affiliate of the Investor or any 13D Group of which the Investor or any of its Affiliates is a member) or (ix) as part of a transaction in which all outstanding shares of Common Stock of the Company are converted into or exchanged for other consideration and is approved by the stockholders of the Company; provided that in no event may the aggregate amount of shares of Common Stock transferred pursuant to clauses (i) through (iv) of this sentence in a three-month period exceed 2.5% of the voting power of the Company. From and after the later of the first anniversary of the Closing and the date on which the Investor owns less than 3.5% of the voting power of the Company, the Investor may sell, transfer or otherwise dispose of the Shares or the Warrant Shares without regard to the limitations in this Section 4.10.

4.11 Sale of the Company and Right of Notice. Until the earlier of (a) the date that the Alliance Agreement is no longer in effect plus, in the event that the Company chooses not to renew the Alliance Agreement, a period of twelve months from the date that the Company provides notice to the Investor of such intention not to renew or (b) the date that the Investor, any Investor Controlled Entity, any Parent Entity, any Affiliate of the Investor (other than any officer or director of the Investor and/or Parent) or any 13D Group of which the Investor or any of its Affiliates is a member collectively beneficially own less than 5% of the outstanding Common Stock for a period of at least ninety consecutive days, in the event that the Board initiates or participates in a sale process (including discussions with third parties (other than legal or financial advisors of the Company) with respect to any such process or any potential transaction referred to in clause (i) or (ii) of this Section 4.11) with respect to (i) the sale or other disposition, directly or indirectly, of substantially all of the assets of, or securities sufficient to result in a Change of Control of the Company or (ii) a merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, tender offer, liquidation, dissolution, sale of majority of assets or other transaction involving the Company, (A) the Company shall deliver to the Investor prompt written notice of the commencement of such process and (B) the Investor shall be entitled to participate as a bidder in such process (which shall not include direct or indirect discussions with such third parties); provided that the Investor responds by providing an indication of interest to participate in the process by the time period set forth in such notice, which shall in no event be less than five Business Days. The Investor’s notice, diligence and participatory rights with respect to such process shall be no less favorable than the notice, diligence and participatory rights of other bidders participating in such process.

4.12 Press Releases. No later than the Trading Day immediately following the execution of this Agreement, the Company and the Investor will issue a mutually acceptable press release disclosing the transactions contemplated by the Agreement and the Alliance Agreement. The Company and the Investor shall consult with each other in issuing any subsequent press releases with respect to the transactions contemplated hereby, and the Company and the Investor shall not issue any such press release or otherwise make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, except if such disclosure is required by Applicable Law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.13 Shareholders Rights Plan. No claim will be made or enforced by the Company that the Investor is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that the Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents. The Board has amended the Rights Agreement in order to permit the transactions contemplated herein, such that the Investor shall be excepted from the operation of the Rights Agreement to the extent that the Investor is in compliance with the terms of this Agreement related to ownership of the securities of the Company.

4.14 D&O Insurance. The Company shall provide and maintain coverage for the Investor Director under the Company’s directors’ and officers’ insurance and indemnification policy on the same terms and conditions as provided from time to time for other members of the Board.

4.15 Corporate Opportunities.

(a) The Investor and the Investor Director may engage in or have interests in other investments or business ventures of any nature or description, independently or with others, similar to the business of the Company and in such capacity may possess or acquire information relating to such interests, investments or business ventures. The Company shall have no rights in or to any such interests, investments, business ventures or information, and the Investor and the Investor Director shall have no obligation to present any such interests, investments, business ventures or information to the Company and may use such interests, investments, business ventures or information for its own benefit or for the benefit of any other party; provided that such interests, investments, business ventures or information were not solely derived from or obtained solely as a result of the Investor’s receipt of confidential information of the Company in connection with its purchase of the Securities or supplied or provided solely by or on behalf of the Company to the Investor Director in his or her capacity solely as a director of the Company. For the avoidance of doubt, from the time of the effectiveness of the Alliance Agreement, the Investor hereby acknowledges that it will be required to comply with the terms and conditions contained therein.

(b) The Company acknowledges that the Investor Director may be approached outside of his or her capacity solely as a director of the Company, with respect to potential transactions or other business opportunities that may or may not be competitive with the business of the Company and with respect to information not described in Section 4.15(a) above that may or may not be useful or important to the Company. The Investor Director shall not be obligated under such circumstances to present any such information, transaction or business opportunity to the Company, even if such transaction or other opportunity is of a character that, if presented to the Company, could be taken by the Company, and with respect to information, is of such character so as to be reasonably important or useful to the Company; provided that such information, transaction or business opportunity was not solely derived from or obtained solely as a result of the Investor’s receipt of confidential information of the Company in connection with its purchase of the Securities or supplied or provided solely by or on behalf of the Company to the Investor Director in his or her capacity solely as a director of the Company. The Investor Director shall be free under such circumstances to pursue and use any such information, transaction or other such opportunity for his or her own account or for the account of any other party including the Investor and, to the fullest extent permitted by Applicable Law, the Investor Director shall not be deemed to have breached any duty (contractual or otherwise) to the Company (and shall not be liable to the Company for breach of any duty) by reason of any activities or omissions of the types referred to in this Section 4.15 or the participation therein by the Investor or the Investor Director. For the avoidance of doubt, the parties hereby acknowledge that the Investor Director, in the exercise of his or her fiduciary duties as a member of the Board, shall, among other things, recuse himself or herself from any Board discussions or deliberations when required by applicable Delaware corporate law.

4.16 Equity Method/Information Rights. If at any time the Investor is required to account for its interest in the Company using the “equity method” of accounting, the Company will furnish, or cause to be furnished, to the Investor such additional information regarding the Investor’s investment in the Company as the Investor may reasonably request and to the extent necessary to permit the Investor, Parent or their Affiliates to comply on a timely basis with their financial reporting obligations in respect of the Investor’s investment in the Company.

4.17 Antitrust Filings. If the exercise of the Warrants requires any antitrust filings under Applicable Law (including the HSR Act), then the Investor and the Company agree to make any such required filings and to cooperate with each other in making any such filings.

ARTICLE V

CONDITIONS PRECEDENT

5.1 Conditions Precedent to the Obligations of the Investor. The obligation of the Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by the Investor, at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (other than those representations and warranties that are qualified by materiality or Material Adverse Effect qualifiers, which shall be true and correct in all respects) as of the date when made and as of the Closing as though made on and as of such date.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) Alliance Agreement. The Alliance Agreement shall have been executed and delivered by the Company.

(d) No Stockholder Approval Required. No approval on the part of the stockholders of the Company shall be required in connection with the execution and delivery by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions to be performed by the Company contemplated by the Transaction Documents.

(e) Regulatory Approvals. Any applicable waiting periods under the HSR Act and any applicable foreign antitrust laws relating to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the Alliance Agreement shall have expired or been terminated and all material approvals, authorizations and consents of any governmental entity or Person required to consummate the transactions contemplated by this Agreement and the other Transaction Documents and the Alliance Agreement (including any such approvals, authorizations and consents under applicable foreign antitrust laws) shall have been obtained and remain in full force and effect, and all statutory waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated.

(f) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and the other Transaction Documents, including, without limitation, the offer and sale of the Securities.

(g) No Litigation. No litigation, order, writ, injunction, judgment, decree or other claim shall be pending or, to the knowledge of the Investor, threatened that questions the validity of this Agreement or the other Transaction Documents or the right of the Company or the Investor to enter into such agreements or to consummate the transactions contemplated hereby and thereby.

(h) No Violation. No statute, rule, regulation, order, or interpretation shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transactions contemplated by the Agreement or the other Transaction Documents illegal.

5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Securities at the Closing is subject to the satisfaction or waiver by the Company, at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date.

(b) Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing.

(c) Alliance Agreement. The Alliance Agreement shall have been executed and delivered by the Investor.

(d) Regulatory Approvals. Any applicable waiting periods under the HSR Act and any applicable foreign antitrust laws relating to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the Alliance Agreement shall have expired or been terminated and all material approvals, authorizations and consents of any governmental entity or Person required to consummate the transactions contemplated by this Agreement and the other Transaction Documents and the Alliance Agreement (including any such approvals, authorizations and consents under applicable foreign antitrust laws) shall have been obtained and remain in full force and effect, and all statutory waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated.

(e) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and the other Transaction Documents, including, without limitation, the offer and sale of the Securities.

(f) No Litigation. No litigation, order, writ, injunction, judgment, decree or other claim shall be pending or, to the knowledge of the Company, threatened that questions the validity of this Agreement or the other Transaction Documents or the right of the Company or the Investor to enter into such agreements or to consummate the transactions contemplated hereby and thereby.

(g) No Violation. No statute, rule, regulation, order, or interpretation shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transactions contemplated by this Agreement or the other Transaction Documents illegal.

ARTICLE VI

REGISTRATION RIGHTS

6.1 Registration Statement.

(a) During the time period beginning on the first anniversary of the Closing Date and ending on the earlier of (x) the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly under Rule 144 without volume limitation or (y) the date that the Alliance Agreement is no longer in effect plus a period of six months thereafter, upon written request by the Investor, the Company shall, as soon as reasonably practicable, prepare and file with the SEC a Registration Statement covering the resale of such portion of the Registrable Securities requested by the Investor for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement shall be on Form S-3 or any successor form thereto (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 or any successor form thereto, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the

Exchange Act) and shall contain (except if otherwise directed by the Investor or requested by the SEC) the “Plan of Distribution” in substantially the form attached hereto as Exhibit C. The Company shall not be obligated to file and have declared effective more than two (2) Registration Statements per year pursuant to this Article VI and each registration hereunder shall include Registrable Securities consisting of not less than 600,000 shares of Common Stock (as adjusted by any stock split, dividend or other distribution, recapitalization or similar event).

(b) The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the SEC as promptly as practical after the filing thereof, and, subject to Section 6.1(e), shall use its commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities Act for all Registrable Securities for a period up to the earlier of seventy five (75) days or until the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly under Rule 144 on a single day (the “Effectiveness Period”).

(c) The Company shall notify the Investor in writing promptly (and in any event within two (2) Trading Days) after receiving notification from the SEC that a Registration Statement has been declared effective.

(d) The Company may require the Investor to provide such information regarding the Investor as may be required under the Securities Act to effect the registration contemplated hereunder.

(e) If at any time after a Registration Statement has become effective, the Company is engaged in any plan, proposal or agreement with respect to any financing, acquisition, recapitalization, reorganization or other material transaction or development the public disclosure of which would be detrimental to the Company, then the Company may direct that such request be delayed or that use of the Prospectus contained in such Registration Statement be suspended, as applicable, for a period of up to 45 days. The Company will notify the Investor of the delay or suspension. In the case of notice suspending an effective Registration Statement, the Investor will immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement until the Investor has received copies of a supplemented or amended Prospectus or until the Investor is advised in writing by the Company that the then-current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company may exercise the rights provided by this Section 6.1(e) for an aggregate of 90 days within any 365-day period.

(f) The Company will use its commercially reasonable efforts to cooperate with the Investor in the disposition of the Registrable Securities covered by a Registration Statement.

6.2 Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) (i) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep each Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities during the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practical, to any comments received from the SEC with respect to each Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable to the Company with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investor thereof set forth in a Registration Statement as so amended or in such Prospectus as so supplemented.

(b) Notify the Investor as promptly as reasonably practical, and confirm such notice in writing no later than two (2) Trading Days thereafter, of any of the following events: (i) any Registration Statement or any post-effective amendment is declared effective; (ii) the Company becomes aware that the SEC has issued any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (iii) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (iv) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(d) If requested by the Investor, promptly provide the Investor, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by the Investor (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(e) Promptly deliver to the Investor, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as the Investor may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Investor in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(f) Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the Investor in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Upon sale of such Registrable Securities pursuant to an effective Registration Statement, cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee, which certificates shall be free, to the extent permitted by this Agreement and under Applicable Law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any the Investor may reasonably request.

(h) Promptly upon the occurrence of any event described in Section 6.2(b)(iv), prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither such Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Comply with all rules and regulations of the SEC applicable to the Company in connection with the registration of the Securities.

(j) The Company shall comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the holders are required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

6.3 Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with Article VI of this Agreement, but excluding underwriting discounts and commissions of the Investor, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable

Securities), (c) messenger, telephone and delivery expenses incurred by the Company, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, (f) reasonable fees and expenses of one special counsel for the Investor (not to exceed $75,000 per registration or $250,000 in the aggregate for all registrations pursuant to this Agreement); and (g) all listing fees to be paid by the Company to the Trading Market.

6.4 Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Investor, the officers, directors, partners, members, agents and employees of each of them, each Person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by Applicable Law, from and against all Losses arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, provided, however, that the Company shall not be liable in any such case to the extent that such Losses arise out of, or are based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with information that relates solely to the Investor or the Investor’s proposed method of distribution of Registrable Securities and was provided by the Investor in writing for use in such Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto.

(b) Indemnification by the Investor. The Investor shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Company, its officers, directors, partners, members, agents and employees of each of them, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by Applicable Law, from and against all Losses arising out of any untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, in each case, on the effective date thereof, but only to the extent that such untrue statement or omission is based solely upon information regarding the Investor furnished to the Company by the Investor in writing expressly for use therein, or to the extent that such information solely relates to the Investor or the Investor’s proposed method of distribution of Registrable Securities and was provided by the Investor for use in such Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of the Investor under this Article VI be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party or that additional or different defenses may be available to the Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party), it being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, unless such consent is unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 6.4(c)) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnifying Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Section 6.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 6.4(d) was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4(d), the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.5 Dispositions. The Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement and shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus. The Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(b)(ii), (iii) or (iv), the Investor will use commercially reasonable efforts to discontinue disposition of Registrable Securities under a Registration Statement until the Investor is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be used. The Investor acknowledges and agrees that the provisions of Section 4.10 of this Agreement shall apply with respect to any proposed disposition pursuant to a Registration Statement filed pursuant to this Article VI. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

6.6 Assignment of Registration Rights. The registration rights under Article VI of this Agreement shall be automatically assignable by the Investor to any transferee of all or any portion of the Investor’s Registrable Securities who is an Affiliate of the Investor if (i) the Investor agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement.

6.7 Piggy-Back Registrations. If at any time after the one-year anniversary of the Closing Date and before the date that the Alliance Agreement is no longer in effect (i) there is not an effective Registration Statement covering all of the Registrable Securities, (ii) the Registrable Securities cannot otherwise be sold under Rule 144, and (iii) the Company shall determine to prepare and file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to the Investor not then eligible to sell all of its Registrable Securities under Rule 144 in any three-month period written notice of such determination and if, within ten (10) days after receipt of such notice, the Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of such Registrable Securities the Investor requests to be registered. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares which may be included in a Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Investor has requested inclusion hereunder as the underwriter shall permit. If an offering in connection with which the Investor is entitled to registration under this Section 6.7 is an underwritten offering, then the Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Preferred Stock and Common Stock included in such underwritten offering and shall enter into an underwriting agreement in a form and substance reasonably satisfactory to the Company and the underwriter or underwriters.

6.8 “Market Stand-Off” Agreement. For so long as the Investor and/or any Investor Controlled Entity, Parent Entity, Affiliate of the Investor or any 13D Group of which the Investor or any of its Affiliates is a member collectively owns at least 5% of the voting power of the Company, the Investor agrees that neither the Investor, nor any Investor Controlled Entity, Parent Entity, Affiliate of the Investor or any 13D Group of which the Investor or any of its Affiliates is a member shall, to the extent requested by the Company or an underwriter of securities of the Company, sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Person for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed ninety (90) days (which period may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules, for an additional period of up to seventeen (17) days if the Company issues or proposes to issue an earnings or other public release within seventeen (17) days of the expiration of the 180-day lockup period) following the effective date of any registration statement of the Company filed under the Securities Act other than a Registration Statement filed pursuant to Section 6.1; provided that all officers and directors of the Company enter into similar agreements. The obligations described in this Section 6.8 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Investor further agrees to execute (and cause any Investor Controlled Entity, Parent Entity, Affiliate of the Investor or any 13D Group of which the Investor or any of its Affiliates is a member to execute) such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 6.8 or that are necessary to give further effect thereto. The Investor agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 6.8.

ARTICLE VII

PURCHASE RIGHTS

7.1 Subsequent Offerings. Subject to the provisions of Section 4.9(a) other than Section 4.9(a)(viii) and as permitted under Applicable Law, the Investor will have the right of first refusal (the “Purchase Rights”) to purchase, on the same terms as other investors, equity securities, securities convertible into equity securities, or options or warrants therefor (“Equity Securities”) that the Company proposes to offer, other than the securities excluded by Section 7.5 hereof, to maintain the proportionate ownership in the Company that the Investor owned prior to such offering.

7.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give the Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. The Investor shall have fifteen (15) days from the giving of such notice to elect to purchase its pro rata share (based on the number of shares of Common Stock owned by it in relation to the number of shares of Common Stock owned by all stockholders of the Company) of Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of such Equity Securities to be purchased.

7.3 Issuance of Equity Securities to Other Persons. If the Investor fails to exercise in full its Purchase Rights, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investor’s rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Company’s notice to the Investor pursuant to Section 7.2 hereof. If the Company has not sold such Equity Securities within such ninety (90) days, the Company shall not thereafter issue or sell any Equity Securities, without first again complying with this Article VII. Such 90-day period shall be automatically extended in the event that the proposed issuance is delayed due to regulatory review or for similar reasons.

7.4 Transfer of Purchase Rights. The Purchase Rights of the Investor under this Article VII may be transferred to any Affiliate of the Investor; provided that such Affiliate agrees in writing to be subject to the terms and conditions of this Agreement.

7.5 Excluded Securities. The Purchase Rights established by this Article VII shall have no application to any of the following issuances of Equity Securities (collectively, the “Excluded Securities”):

(a) shares of Common Stock or options, restricted stock units or other equity securities issued or issuable to employees, directors or consultants pursuant to equity holder plans maintained by the Company and registered with the SEC on Form S-8;

(b) shares of Common Stock issued or issuable upon the exercise or conversion of currently outstanding options, warrants, or convertible securities;

(c) shares of Common Stock issued or issuable on the exercise of the Warrants; or

(d) shares of Common Stock issued or issuable solely as consideration for bank financings, equipment leases, investor relations/public relations services, business acquisitions, mergers or strategic partnerships, and not for financing purposes;

provided that, subject to Section 4.9(a), nothing else in this Agreement shall prevent the Investor from purchasing additional shares of Common Stock in open market transactions to maintain or buy back up to the beneficial ownership in the Company (not to exceed 15.2% of the Company’s outstanding shares of Common Stock) that the Investor beneficially owned immediately prior to such transactions listed in (a) through (d) above.

7.6 Stockholder Approval. Nothing in contained in this Article VII shall require the Company to issue any Equity Securities to the Investor if such issuance would require the Company to obtain stockholder approval of the issuance pursuant to the rules of any Trading Market or under Applicable Law.

7.7 Period. The foregoing provisions of this Article VII shall expire upon the earlier of (a) the date that the Alliance Agreement is no longer in effect plus, in the event that the Company chooses not to renew the Alliance Agreement, a period of twelve months from the date that the Company provides notice to the Investor of such intention not to renew or (b) the date that the Investor, any Investor Controlled Entity, any Parent Entity, any Affiliate of the Investor (other than any officer or director of the Investor and/or Parent) or any 13D Group of which the Investor or any of its Affiliates is a member collectively beneficially own less than 5% of the outstanding Common Stock for a period of at least ninety consecutive days.

ARTICLE VIII

MISCELLANEOUS

8.1 Termination. This Agreement may be terminated by the Company or the Investor, by written notice to the other, if the Closing has not been consummated by the third Business Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

8.2 Fees and Expenses. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities.

8.3 Entire Agreement. The Transaction Documents and the non-disclosure agreement dated October 15, 2007 and amended as of April 1, 2008 between the Company and the Investor, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

8.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 8.4 prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 8.4 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers for such notices and communications are as follows:

Notices for the Company:

Concur Technologies, Inc.

18400 NE Union Hill Road

Redmond, WA 98052

Attention: Chief Legal Officer

Telephone No.: (425) 497-7384

Facsimile No.:  (425) 497-5930

With a copy to:

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

Attention: Robert Freedman and Horace Nash

Telephone No.: (650) 988-8500

Facsimile No.:  (650) 938-5200

Notices for the Investor:

American Express Travel Related Services Company, Inc.

American Express Tower

200 Vesey Street

Maildrop 50-04

New York, NY 10285

Attention: Gilbert Ahye

Telephone No.: (212) 640-2000

Facsimile No.:  (212) 640-0136

With a copy to:

Ropes & Gray LLP

One International Place

Boston, MA 02110

Attention: Alfred O. Rose

Telephone No.: (617) 951-7000

Facsimile No.:  (617) 951-7050

8.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

8.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign its rights under this Agreement to any Affiliate of the Investor, provided (i) the Investor agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the Registrable Securities with respect to which such rights are being transferred or assigned; (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement. Notwithstanding the foregoing, nothing in this Section 8.7 shall prevent any assignment of this Agreement by the Company or the Investor that is deemed to occur in connection with a Change of Control of the Company or a Change of Control of the Investor.

8.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that (i) each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Section 6.4 directly against the parties with obligations thereunder and (ii) the Investor Director is an intended third party beneficiary of Section 4.14 and Section 4.15 and (in each case) may enforce the provisions of such Section 4.14 and Section 4.15 directly against the parties with obligations thereunder.

8.9 Governing Law; Venue; Service of Process; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THAT BODY OF LAWS PERTAINING TO CONFLICT OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO

ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT AND THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTOR HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

8.10 Survival. The representations and warranties contained herein shall expire on December 31, 2008. The agreements and covenants contained herein shall survive the Closing in accordance with their respective terms.

8.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

8.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

8.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall promptly issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, and the Investor will pay only those costs and expenses that are customarily charged by or on behalf the Company or the Transfer Agent to any stockholder of the Company in connection therewith. The Company may require the execution by the holder thereof of a customary lost certificate affidavit of that fact and a customary agreement to indemnify and hold harmless the Company (and Transfer Agent, if applicable) for any losses in connection therewith.

8.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by Applicable Law, including recovery of damages, the Investor and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

8.15 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY: CONCUR TECHNOLOGIES, INC.

By:	/s/ S. Steven Singh
Name:	S. Steven Singh
Title:	Chief Executive Officer

Signature Page to Securities Purchase Agreement

INVESTOR: AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:	/s/ Ed Gilligan
Name:	Ed Gilligan
Title:	Group President

Signature Page to Securities Purchase Agreement

Exhibits:

A	Securities Purchased

B	Form of Warrant

C	Plan of Distribution

D	Opinion of Company Counsel

E-1	Form of Secretary’s Certificate - Company

E-2	Form of Secretary’s Certificate - Investor

EXHIBIT A

SECURITIES PURCHASED

Investor	Common Stock	Warrants	Purchase Price
American Express Travel Related Services Company, Inc.	6,400,000	1,280,000	$251,328,000.00

EXHIBIT B

FORM OF WARRANT

[See attached document.]

EXHIBIT C

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

EXHIBIT D

OPINION OF COMPANY COUNSEL

[See attached document.]

EXHIBIT E-1

FORM OF SECRETARY’S CERTIFICATE - COMPANY

[See attached document.]

EXHIBIT E-2

FORM OF SECRETARY’S CERTIFICATE - INVESTOR

[See attached document.]